EX-FILING FEES

Calculation of Filing Fee Tables

Form N-2
(Form Type)

Oxford Lane Capital Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share(2)
	Equity	Preferred Stock, par value $0.01 per share(2)
	Other	Subscription Rights(3)
	Debt	Debt Securities(4)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	—	—	$559,861,328	(5)	.00014760	$82,635.53
Fees Previously Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$514,296,568		.0001102	56,675.48
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$440,138,672	(6)			N-2	333-236574	June 1, 2020	$57,130.00
Total Offering Amount						$1,000,000,000					$82,635.53
Total Fees Previously Paid											$56,675.48
Total Fee Offsets											$0.00
Net Fee Due											$25,960.05

(1)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

(2)	Subject to Note 5 below, there is being registered hereunder an indeterminate number of shares of common stock or preferred stock as may be sold, from time to time.

(3)	Subject to Note 5 below, there is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common stock.

(4)	Subject to Note 5 below, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $1,000,000,000.

(5)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000,000.

(6)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant is carrying forward $440,138,672 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement on Form N-2 (File No. 333-236574) initially filed on February 21, 2020, as amended on May 22, 2020, and declared effective on June 1, 2020 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $194,700 relating to the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.